UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549





                             FORM 8-K

                          CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

                   Date of Report: July 22, 1997





                         DEVON GROUP, INC.
      (Exact name of registrant as specified in its charter)




       Delaware                         2-14850                03-0212800
(State  of  Incorporation)         (Commission  File        (I.R.S. Employer
                                        Number)            Identification No.)




   281 Tresser Boulevard, Suite 501, Stamford, Connecticut 06901
             (Address of Principal Executive Offices)









Registrant's telephone number, including area code     (203) 964-1444

Item 2.  Acquisition or Disposition of Assets



On July 22, 1997, Devon Group, Inc. announced that it had reached agreement for the sale of the capital stock of its printing subsidiary, Graftek Press, Inc. ("Graftek"), to BGJ Enterprises, Inc., an affiliate of Brown Printing Company, for approximately $40,000,000 in cash (the "transaction"). The transaction should be completed after the applicable Hart-Scott-Rodino waiting period has expired and other customary conditions have been satisfied. It is currently estimated that the transaction will result in a gain (net of applicable income taxes) for financial statement purposes of approximately $6,700,000 and generate approximately $34,700,000 in after tax cash.




Item 7.  Financial Statement and Exhibits


The following pro forma financial information required pursuant  to
Article 11 of Regulation S-X is filed as part of this report:

Item                                                       Page

Devon Group, Inc. Pro Forma Condensed Consolidated
Financial Statements (Unaudited)

   Pro Forma Condensed Consolidated Balance Sheet as of
      March 31, 1997                                         4

   Pro Forma Condensed Consolidated Statement of Income      5
      for the Year Ended March 31, 1997

   Notes to Pro Forma Condensed Consolidated Financial       6
      Statements


The unaudited pro forma condensed consolidated balance sheet as of March 31, 1997 and the unaudited pro forma condensed consolidated statement of income for the year ended March 31, 1997 give effect to the sale of Graftek Press, Inc. as if the transaction had occurred on April 1, 1996. The pro forma information is based on the historical financial statements of Devon Group, Inc. after giving effect to the transaction using the assumptions and adjustments in the accompanying notes to pro forma condensed consolidated financial statements. The pro forma financial statements have been prepared on the basis of the approximate $40,000,000 sales price. These pro forma financial statements may not be indicative of the results that actually would have occurred if the transaction had been in effect on the date indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of Devon Group, Inc.

                            SIGNATURES







Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                    DEVON GROUP, INC.





Date: August 6, 1997                s/Bruce K. Koch
                                    Bruce K. Koch
                                    Executive Vice President
                                    Operations and Finance
                                    and Chief Financial Officer
                                    (Principal Financial Officer)



                                    s/Robert H. Donovan
                                    Robert H. Donovan
                                    Senior Vice President, Finance
                                    and Treasurer
                                    (Principal Accounting Officer)

                         DEVON GROUP, INC.
          Pro Forma Condensed Consolidated Balance Sheet
                       As of March 31, 1997
                            (unaudited)
          (in thousands, except share and per share data)


                                                         Pro Forma
                                             Historical Adjustments Pro Forma
Assets                                                 (see note B)

Current Assets:
 Cash and cash equivalents                    $ 29,443 $ 34,158(A) $  63,601
 Receivables, less allowance
  for doubtful accounts of $2,206 in
  historical and $1,821 in pro forma            44,837   (7,223)      37,614
 Inventories                                    24,783   (1,579)      23,204
 Deferred income tax benefits                    3,743     (445)       3,298
 Prepaid expenses and other current assets       7,305     (710)       6,595
   Total current assets                        110,111   24,201      134,312

Property, plant, and equipment, net             54,348  (27,090)      27,258
Deferred charges and other assets                1,882        -        1,882
Deferred income tax benefits                         -    1,073        1,073
Excess of cost over fair value of
  net assets acquired                            6,519     (150)       6,369
                                              $172,860 $ (1,966)    $170,894

Liabilities and Stockholders' Equity

Current Liabilities:
 Current installments of long-term debt       $     92 $      -     $     92
 Accounts payable                                9,054   (2,251)       6,803
 Accrued expenses                                9,992   (2,280)       7,712
 Accrued compensation                            9,815        -        9,815
 Income taxes                                    1,533        -        1,533
   Total current liabilities                    30,486   (4,531)      25,955

Long-term debt, excluding current installments   1,916        -        1,916
Deferred and other compensation                  5,005        -        5,005
Deferred income taxes                            4,372   (4,372)           -

Stockholders' equity:
 Common Stock, $0.01 par value.  Authorized
  30,000,000 shares; issued 8,383,317 shares        84        -           84
 Additional paid-in capital                     35,658        -       35,658
 Retained earnings                             112,334    6,937      119,271
                                               148,076    6,937      155,013

 Less:1,099,500 shares of common stock
      held in treasury, at cost, at
      March 31, 1997                           (16,995)       -      (16,995)
   Total stockholders' equity                  131,081    6,937      138,018
                                              $172,860 $ (1,966)    $170,894



See accompanying notes to pro forma condensed consolidated financial statements.

                         DEVON GROUP, INC.
       Pro Forma Condensed Consolidated Statement of Income
                 For the Year Ended March 31, 1997
                            (unaudited)
               (in thousands, except per share data)



                                                      Pro Forma
                                          Historical Adjustments Pro Forma
                                                    (see note B)


Sales                                       $264,388  $(56,016)  $208,372
Operating costs and expenses:
  Cost of sales                              165,239   (45,300)   119,939
  Selling, general, and
   administrative                             66,465    (7,094)    59,371
Income from operations                        32,684    (3,622)    29,062

Interest income, net                           1,197         -      1,197
Other income, net                              1,298      (413)       885

Income from continuing operations
  before income taxes                         35,179    (4,035)    31,144
Provision for income taxes                    13,851    (1,621)    12,230

Net income                                  $ 21,328  $ (2,414)  $ 18,914

Net income per common share                 $   2.90             $   2.57

Weighted average common shares outstanding     7,360                7,360














See accompanying notes to pro forma condensed consolidated financial statements.

                         DEVON GROUP, INC.
  Notes to Pro Forma Condensed Consolidated Financial Statements
                            (Unaudited)
                          (in thousands)


A) The following pro forma adjustments reflect the change in cash resulting from the sale of Graftek:

               Net cash generated by transaction  $34,700

               Graftek's cash balance at
                 March 31, 1997                      (542)
                                                  $34,158

B) These adjustments reflect the elimination of Graftek as of and for the year ended March 31, 1997.